Exhibit 99.1

	Contacts:	Jay Brown, CFO
Fiona McKone, VP — Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050
CROWN CASTLE INTERNATIONAL
REPORTS THIRD QUARTER 2009 RESULTS;
PROVIDES 2010 OUTLOOK
November 3, 2009 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended September 30, 2009.
“We had another excellent quarter of record results, exceeding the high-end of our third quarter Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA, and recurring cash flow,” stated Ben Moreland, President and Chief Executive Officer of Crown Castle. “We are experiencing solid growth in our business and remain excited about the strong fundamentals underlying our industry, driven by the increasing demand for wireless communication services, including fourth generation wireless data services. Along with the third quarter results, we are announcing our full year 2010 Outlook, which suggests recurring cash flow growth of approximately 16%.”
CONSOLIDATED FINANCIAL RESULTS
Total revenue for the third quarter of 2009 increased 12% to $429.1 million from $384.3 million in the same period in 2008. Site rental revenue for the third quarter of 2009 increased $42.5 million, or 12%, to $396.5 million from $354.0 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $43.3 million, or 18%, to $281.6 million in the third quarter of 2009 from $238.2 million in the same period in 2008. Adjusted EBITDA for the third quarter of 2009 increased $42.8 million, or 20%, to $260.5 million from $217.7 million in the same period in 2008.

News Release continued:
Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased 16% from $123.5 million in the third quarter of 2008 to $143.8 million for the third quarter of 2009. Weighted average common shares outstanding was 286.7 million for the third quarter of 2009, as compared to 283.6 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.50 in the third quarter of 2009, up 15% compared to $0.44 in the third quarter of 2008.
Net loss attributable to CCIC stockholders was $31.6 million for the third quarter of 2009, inclusive of $58.3 million of losses on interest rate swaps, compared to a net loss attributable to CCIC stockholders of $32.2 million for the same period in 2008. Net loss attributable to CCIC stockholders after deduction of dividends on preferred stock was $36.8 million in the third quarter of 2009, compared to a net loss attributable to CCIC stockholders after deduction of dividends on preferred stock of $37.4 million for the same period in 2008. Net loss attributable to CCIC common stockholders per common share was $0.13 for each of the third quarter of 2009 and the third quarter 2008.
FINANCING AND INVESTING ACTIVITIES
“I am very pleased with our third quarter results, our ability to increase our Outlook for the balance of 2009 and our continued successful financing activities,” stated Jay Brown, Chief Financial Officer of Crown Castle. “Our recently completed $500 million of 7.125% senior notes, together with the $2.35 billion we refinanced earlier this year, have allowed us to extend our debt maturities over multiple years and eliminated any requirement to access the credit markets for almost five years. Furthermore, based on the improved credit markets, we believe our current refinancing options for the remaining portion of our debt have been greatly enhanced. As we look forward to 2010, I anticipate we will be in a position to resume investing the majority of our cash flow in activities, such as share purchases, tower acquisitions and land purchases that we believe will increase long-term recurring cash flow per share.”
During the third quarter of 2009, Crown Castle issued $250 million of senior secured notes in two classes, A-1 and A-2. The Class A-1 Notes consist of $175 million of 6.25% Notes that fully amortize during the period beginning in January 2010 and ending on the final maturity date in August 2019. The Class A-2 Notes consist of $75 million of 9.0% Notes that fully amortize during the period beginning in September 2019 and ending on the final maturity date in August 2029. In July 2009, the proceeds of these notes were used to repay, in full, $221.5 million of previously outstanding Commercial Mortgage Pass-Through Certificates, Series 2004-2, issued in 2004 by Global Signal Trust II and due in December 2009.

News Release continued:
Also, during the third quarter of 2009, Crown Castle purchased, at par, $186.5 million of the Senior Secured Tower Revenue Notes, Series 2005-1 due in June 2035 (“June 2035 Notes”). Since October 1, 2009, Crown Castle has purchased, at par, $6.3 million of the June 2035 Notes. Pro forma for these purchases, Crown Castle has $1,691.4 million of June 2035 Notes outstanding.
On October 20, 2009, Crown Castle issued $500 million of 7.125% senior notes due in 2019. The proceeds of these notes will be used for general corporate purposes, which may include the repayment or repurchase of certain outstanding indebtedness of its subsidiaries.
As of September 30, 2009, pro forma for the completion of the $500 million of 7.125% senior notes offering, and after taking into account the aforementioned purchases in October by Crown Castle of the June 2035 Notes, Crown Castle has approximately $750 million in cash and cash equivalents (excluding restricted cash) and $188 million of availability under its $188 million revolving credit facility.
During the third quarter of 2009, Crown Castle invested approximately $32.4 million in capital expenditures. Capital expenditures were comprised of $5.5 million of sustaining capital expenditures and $26.9 million of revenue generating capital expenditures, of which $1.0 million was spent on land purchases, $21.2 million on existing sites and $4.7 million on the construction and acquisition of new sites.
In addition to the tables and information contained in this press release, Crown Castle will post supplemental information on its website at http://investor.crowncastle.com that will be discussed during its conference call tomorrow morning, Wednesday November 4, 2009.
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).
The following Outlook table is based on current expectations and assumptions. The Outlook table includes the interest expense associated with the $500 million of 7.125% senior notes issued in October 2009, and assumes a US dollar to Australian dollar exchange rate of 0.88 US dollars to 1.00 Australian dollar for fourth quarter 2009 and full year 2010 Outlook.

News Release continued:
For the purposes of this Outlook, interest expense is based on interest charges on debt outstanding as of November 3, 2009 and does not assume additional debt repayments beyond the aforementioned purchases disclosed in this release.
As reflected in the following table, Crown Castle has increased the midpoint of its full year 2009 Outlook, previously issued on July 29, 2009, for site rental revenue by $14.5 million, site rental gross margin by $17.5 million, Adjusted EBITDA by $20.5 million and recurring cash flow by $20.5 million.
The following table sets forth Crown Castle’s current Outlook for the fourth quarter of 2009, full year 2009 and full year 2010:

(in millions, except per
share amounts)	Fourth Quarter 2009	Full Year 2009	Full Year 2010
Site rental revenue	$397 to $402	$1,537 to $1,542	$1,645 to $1,665
Site rental cost of operations	$115 to $120	$453 to $458	$460 to $480
Site rental gross margin	$280 to $285	$1,083 to $1,088	$1,175 to $1,195
Adjusted EBITDA	$259 to $264	$1,008 to $1,013	$1,095 to $1,115
Interest expense and amortization of deferred financing costs(a)	$117 to $121	$444 to $448	$448 to $458
Sustaining capital expenditures	$10 to $12	$26 to $28	$27 to $32
Recurring cash flow	$129 to $134	$536 to $541	$612 to $632
Net income (loss) after deduction of dividends on preferred stock	$(15) to $7	$(165) to $(142)	$(16) to $68
Net income (loss) per share(b)	$(0.05) to $0.02	$(0.58) to $(0.49)	$(0.06) to $0.24

(a)	Inclusive of approximately $18 million, $62 million, and $52 million, respectively, of non-cash expense.

(b)	Represents net income (loss) per common share, based on 286.9 million shares outstanding as of September 30, 2009.

News Release continued:
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Wednesday, November 4, 2009, at 10:30 a.m. eastern time. The conference call may be accessed by dialing 480-629-9031 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet by logging onto the web at http://investor.crowncastle.com. Any supplemental materials for the call will be posted at the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Wednesday, November 4, 2009, through 11:59 p.m. eastern time on Thursday, November 12, 2009, and may be accessed by dialing 303-590-3030 using access code 4173226. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates, and leases towers and other communication structures for wireless communications. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

News Release continued:
The components of interest expense and amortization of deferred financing costs are as follows:

	For the Three Months Ended
	September 30,	September 30,
(in millions)	2009	2008

Interest expense on debt obligations	$94.2	$81.9
Amortization of deferred financing costs	6.8	3.8
Amortization of discounts on long-term debt	3.5	—
Amortization of interest rate swaps	6.1	0.8
Amortization of purchase price adjustments on long-term debt	0.1	0.9
Other	0.5	0.7

	$111.2	$88.1

The components of interest expense and amortization of deferred financing costs are forecasted as follows:

	Q4 2009	Full Year 2009	Full Year 2010
(in millions)	Outlook	Outlook	Outlook

Interest expense on debt obligations	$100 to $102	$382 to $387	$392 to $412
Amortization of deferred financing costs	$6 to $8	$26 to $28	$17 to $22
Amortization of discounts on long-term debt	$3 to $4	$11 to $13	$14 to $16
Amortization of interest rate swaps	$5 to $7	$18 to $20	$5 to $25
Amortization of purchase price adjustments on long-term debt	—	$1 to $2	—
Other	$0 to $1	$1 to $3	$1 to $3

	$117 to $121	$444 to $448	$448 to $458

Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.
Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, gains (losses) on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).
Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).
Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including other companies in the tower sector. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

News Release continued:
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended September 30, 2009 and 2008 are computed as follows:

	For the Three Months Ended
	September 30,	September 30,
(in millions, except per share amounts)	2009	2008
Net income (loss)	$(31.1)	$(32.2)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3.1	2.9
Depreciation, amortization and accretion	131.4	131.7
Interest expense and amortization of deferred financing costs	111.2	88.1
Impairment of available-for-sale securities	—	23.7
Gains (losses) on purchases and redemption of debt	4.8	—
Net gain (loss) on interest rate swaps	58.3	(2.4)
Interest and other income (expense)	(2.6)	0.9
Benefit (provision) for income taxes	(21.8)	(2.1)
Stock-based compensation charges	7.2	7.1

Adjusted EBITDA	$260.5	$217.7

Less: Interest expense and amortization of deferred financing costs	111.2	88.1
Less: Sustaining capital expenditures	5.5	6.1

Recurring cash flow	$143.8	$123.5

Weighted average common shares outstanding — basic and diluted	286.7	283.6
Recurring cash flow per share	$0.50	$0.44

Adjusted EBITDA and recurring cash flow for the quarter ending December 31, 2009 and the years ending December 31, 2009 and December 31, 2010 are forecasted as follows:

	Q4 2009	Full Year 2009	Full Year 2010
(in millions)	Outlook	Outlook	Outlook
Net income (loss)	$(10) to $12	$(144) to $(121)	$5 to $89
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$3 to $6	$17 to $20	$8 to $20
Gains (losses) on purchases and redemptions of debt	$0 to $1	$90 to $91	$0 to $0
Depreciation, amortization and accretion	$130 to $135	$526 to $531	$520 to $540
Interest and other income (expense)	$(2) to $1	$(8) to $(5)	$(8) to $4
Net gain (loss) on interest rate swaps (a)	$(5) to $5	$109 to $119	$(20) to $20
Interest expense and amortization of deferred financing costs(b)	$117 to $121	$444 to $448	$448 to $458
Benefit (provision) for income taxes	$3 to $(9)	$(75) to $(86)	$50 to $13
Stock-based compensation charges	$6 to $9	$31 to $34	$28 to $35

Adjusted EBITDA	$259 to $264	$1,008 to $1,013	$1,095 to $1,115

Less: Interest expense and amortization of deferred financing costs(b)	$117 to $121	$444 to $448	$448 to $458
Less: Sustaining capital expenditures	$10 to $12	$26 to $28	$27 to $32

Recurring cash flow	$129 to $134	$536 to $541	$612 to $632

(a)	Based on the interest rates and yield curves in effect as of November 2, 2009.

(b)	Inclusive of approximately $18 million, $62, million and $52 million, respectively, of non-cash expense.

Other Calculations:
Sustaining capital expenditures for the quarters ended September 30, 2009 and September 30, 2008 is computed as follows:

	For the Three Months Ended
	September 30,	September 30,
(in millions)	2009	2008
Capital Expenditures	$32.4	$140.3
Less: Revenue enhancing on existing sites	21.2	21.7
Less: Land purchases	1.0	63.8
Less: New site acquisition and construction	4.7	48.7

Sustaining capital expenditures	$5.5	$6.1

Site rental gross margin for the quarter ending December 31, 2009 and for the years ending December 31, 2009 and December 31, 2010 is forecasted as follows:

	Q4 2009	Full Year 2009	Full Year 2010
(in millions)	Outlook	Outlook	Outlook
Site rental revenue	$397 to $402	$1,537 to $1,542	$1,645 to $1,665
Less: Site rental cost of operations	$115 to $120	$453 to $458	$460 to $480

Site rental gross margin	$280 to $285	$1,083 to $1,088	$1,175 to $1,195

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the growth of our business and the fundamentals of our industry, (ii) demand for wireless communication services, (iii) the use of proceeds of the $500 million issuance of senior notes, (iv) the repayment, repurchase or refinancing of our debt, including alternatives and timing with respect thereto, (v) our investments of cash from cash flows and other sources, including the availability and type of investments and the impact and return on our investments, (vi) cash, cash equivalents and revolving credit facility availability, (vii) currency exchange rates, (viii) site rental revenues, (ix) site rental cost of operations, (x) site rental gross margin, (xi) Adjusted EBITDA, (xii) interest expense and amortization of deferred financing costs, (xiii) capital expenditures, including sustaining capital expenditures, (xiv) recurring cash flow, including on a per share basis, (xv) net income (loss), including on a per share basis, and (xvi) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:
•
We have a substantial amount of indebtedness, a significant portion of which we anticipate refinancing or repaying within the next three years. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•	Our interest rate swaps are currently in a substantial liability position and will need to be cash settled within the next three years, which could adversely affect our financial condition.

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

News Release continued:
•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues.

•	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our towers.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our towers, our business may be adversely affected.

•	If we are unable to raise capital in the future when needed, we may not be able to fund future growth opportunities.

•
Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than those that may otherwise have been anticipated.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•
If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We are exposed to counterparty risk through our interest rate swaps and a counterparty default could adversely affect our financial condition.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

News Release continued:

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$268,831	$155,219
Restricted cash	182,718	147,852
Receivables, net of allowance for doubtful accounts	33,382	37,621
Deferred income tax assets	99,153	28,331
Prepaid expenses, deferred site rental receivables and other current assets	91,209	116,145

Total current assets	675,293	485,168
Restricted cash	5,000	5,000
Property and equipment, net	4,926,598	5,060,126
Goodwill	1,984,183	1,983,950
Other intangible assets, net	2,443,134	2,551,332
Deferred site rental receivables, deferred financing costs and other assets, net of accumulated amortization	449,011	276,146

	$10,483,219	$10,361,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$148,972	$141,389
Deferred revenues	170,063	174,213
Interest rate swaps	212,563	52,539
Short-term debt, current maturities of debt and other obligations	113,106	466,217

Total current liabilities	644,704	834,358
Debt and other long-term obligations	6,022,444	5,635,972
Deferred income tax liability	95,248	40,446
Interest rate swaps	187,388	488,632
Other liabilities	366,494	331,723

Total liabilities	7,316,278	7,331,131
Redeemable preferred stock	315,422	314,726
CCIC Stockholders’ equity	2,852,238	2,715,865
Noncontrolling interest	(719)	—

Total equity	2,851,519	2,715,865

	$10,483,219	$10,361,722

News Release continued:

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues:
Site rental	$396,466	$353,984	$1,140,577	$1,047,540
Network services and other	32,613	30,364	101,286	86,942

Total net revenues	429,079	384,348	1,241,863	1,134,482

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	114,899	115,758	337,979	341,884
Network services and other	21,613	20,541	64,683	60,772

Total costs of operations	136,512	136,299	402,662	402,656

General and administrative	39,230	37,437	113,969	110,915
Asset write-down charges	3,073	2,902	14,459	9,199
Acquisition and integration costs	—	—	—	2,504
Depreciation, amortization and accretion	131,463	131,714	396,236	395,643

Operating income (loss)	118,801	75,996	314,537	213,565
Interest expense and amortization of deferred financing costs	(111,169)	(88,138)	(327,006)	(266,040)
Impairment of available-for-sale securities	—	(23,718)	—	(23,718)
Gains (losses) on purchases and redemptions of debt	(4,848)	—	(90,174)	—
Net gain (loss) on interest rate swaps	(58,327)	2,404	(114,060)	2,404
Interest and other income (expense)	2,569	(847)	5,572	1,669

Income (loss) before income taxes	(52,974)	(34,303)	(211,131)	(72,120)
Benefit (provision) for income taxes	21,836	2,096	78,276	87,079

Net income (loss)	(31,138)	(32,207)	(132,855)	14,959
Less: Net income (loss) attributable to the noncontrolling interest	501	—	(375)	—

Net income (loss) attributable to CCIC stockholders	(31,639)	(32,207)	(132,480)	14,959
Dividends on preferred stock	(5,202)	(5,201)	(15,604)	(15,604)

Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$(36,841)	$(37,408)	(148,084)	(645)

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock, per common share — basic and diluted	$(0.13)	$(0.13)	$(0.52)	$—

Weighted average common shares outstanding — basic and diluted (in thousands)	286,707	283,573	286,356	280,780

Adjusted EBITDA	$260,549	$217,712	$749,807	$641,725

Stock-based compensation expenses:
Site rental cost of operations	$231	$178	700	686
Network services and other cost of operations	298	217	893	588
General and administrative	6,683	6,705	22,982	19,540

Total	$7,212	$7,100	$24,575	$20,814

News Release continued:

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(132,855)	$14,959
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	396,236	395,643
Gains (losses) on purchases and redemptions of long-term debt	90,174	—
Amortization of deferred financing costs and other non-cash interest	43,549	18,846
Stock-based compensation expense	21,810	18,386
Asset write-down charges	14,459	9,199
Deferred income tax (benefit) provision	(83,531)	(87,063)
Impairment of available-for-sale securities	—	23,718
Income (expense) from forward-starting interest rate swaps	111,396	2,404
Other adjustments, net	179	(1,665)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	3,205	17,619
Decrease (increase) in assets	(70,949)	(66,291)

Net cash provided by (used for) operating activities	393,673	345,755

Cash flows from investing activities:
Proceeds from disposition of property and equipment	3,374	1,117
Payments for acquisitions (net of cash acquired) of businesses	(2,581)	(27,736)
Capital expenditures	(111,297)	(342,737)

Net cash provided by (used for) investing activities	(110,504)	(369,356)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,228,848	—
Proceeds from issuance of capital stock	16,742	7,775
Principal payments on long-term debt	(4,875)	(4,875)
Purchases and redemptions of long-term debt	(2,131,910)	—
Purchases of capital stock	(1,231)	(44,383)
Borrowings under revolving credit agreements	50,000	85,000
Payments under revolving credit agreements	(219,400)	—
Payments for financing costs	(59,000)	(1,538)
Net decrease (increase) in restricted cash	(31,061)	(4,378)
Dividends on preferred stock	(14,908)	(14,908)

Net cash provided by (used for) financing activities	(166,795)	22,693

Effect of exchange rate changes on cash	(2,762)	(1,233)
Net increase (decrease) in cash and cash equivalents	113,612	(2,141)
Cash and cash equivalents at beginning of period	155,219	75,245

Cash and cash equivalents at end of period	$268,831	$73,104

Supplemental disclosure of cash flow information:
Interest paid	$257,567	$247,300
Income taxes paid	5,130	4,190

CCI FACT SHEET Q3 2008 to Q3 2009
dollars in millions

	Q3’08		Q3’09		%Change
CCUSA
Site Rental Revenues	$332.7		$376.3		13%
Ending Sites	22,477		22,385		0%

CCAL
Site Rental Revenues	$21.3		$20.2		-5%
Ending Sites	1,594		1,595		0%

TOTAL CCIC
Site Rental Revenues	$354.0		$396.5		12%
Ending Sites	24,071		23,980		0%

Ending Cash and Cash Equivalents	$73.1	*	$268.8	*

Debt (1)
Bank Debt	$800.3		$633.8
Securitized Debt & Other	$5,296.0		$5,614.3

Total Debt	$6,096.3		$6,248.1

Net Leverage Ratios
Net Bank Debt + Bonds / EBITDA	6.9	X	5.7	X
Last Quarter Annualized Adjusted EBITDA	$870.8		$1,042.2

*	Excludes Restricted Cash

(1)	— Based on face values

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in millions)

	Quarter Ended 12/31/08			Quarter Ended 3/31/09			Quarter Ended 6/30/09			Quarter Ended 9/30/09
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$339.3	$15.8	$355.1	$350.7	$17.0	$367.7	$358.5	$17.9	$376.4	$376.3	$20.2	$396.5
Services	34.6	2.4	37.0	33.5	1.8	35.3	32.1	1.3	33.4	31.2	1.4	32.6

Total Revenues	373.9	18.2	392.1	384.2	18.8	403.0	390.6	19.2	409.8	407.5	21.6	429.1

Operating Expenses
Site Rental	109.2	5.0	114.2	105.0	4.7	109.7	108.0	5.4	113.4	108.6	6.3	114.9
Services	20.8	0.9	21.7	21.0	1.1	22.1	19.9	1.1	21.0	20.7	0.9	21.6

Total Operating Expenses	130.0	5.9	135.9	126.0	5.8	131.8	127.9	6.5	134.4	129.3	7.2	136.5

General & Administrative	35.4	3.3	38.7	33.4	3.3	36.7	34.1	4.0	38.1	36.4	2.9	39.3

Add: Stock-Based Compensation	7.5	0.4	7.9	7.0	0.9	7.9	8.1	1.4	9.5	6.8	0.4	7.2

Adjusted EBITDA	$216.0	$9.4	$225.4	$231.8	$10.6	$242.4	$236.7	$10.1	$246.8	$248.6	$11.9	$260.5

	Quarter Ended 12/31/08			Quarter Ended 3/31/09			Quarter Ended 6/30/09			Quarter Ended 9/30/09
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	68%	68%	68%	70%	72%	70%	70%	70%	70%	71%	69%	71%
Services	40%	63%	41%	37%	39%	37%	38%	15%	37%	34%	36%	34%
Adjusted EBITDA Margin	58%	52%	57%	60%	56%	60%	61%	53%	60%	61%	55%	61%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(dollars in millions)

	Quarter Ended
	12/31/2008	3/31/2009	6/30/2009	9/30/2009
Net income (loss)	$(63.8)	$10.1	$(111.8)	$(31.1)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	7.7	4.1	7.3	3.1
Acquisition and integration costs	0.0	0.0	0.0	0.0
Depreciation, amortization and accretion	130.8	133.2	131.6	131.4
Gains (losses) on purchases and redemptions of debt	0.0	(13.4)	98.7	4.8
Interest and other income (expense)	(0.5)	0.2	(3.3)	(2.6)
Net gain (loss) on interest rate swaps	40.3	(3.8)	59.5	58.3
Interest expense, amortization of deferred financing costs	88.1	105.6	110.2	111.2
Impairment of available-for-sale securities	32.2	0.0	0.0	0.0
Benefit (provision) for income taxes	(17.3)	(1.5)	(54.9)	(21.8)
Stock-based compensation	7.9	7.9	9.5	7.2

Adjusted EBITDA	$225.4	$242.4	$246.8	$260.5